Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2026 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2026 net income of $2,738,000, or $0.16 per diluted common share. This compares to a net loss for the second quarter of 2025 of $282,000, or $0.02 per diluted common share. For the six-month period ended June 30, 2026, the Company reported net income of $4,532,000, or $0.27 per diluted common share. This represented a 170.0% increase in earnings per share from the six-month period of 2025 when net income totaled $1,626,000, or $0.10 per diluted common share. The following table details the Company’s financial performance for the three- and six-month periods ended June 30, 2026 and 2025:

	Second Quarter 2026	Second Quarter 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025

Net income (loss)	$2,738,000	$(282,000)	$4,532,000	$1,626,000
Diluted earnings per share	$0.16	$(0.02)	$0.27	$0.10

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the second quarter 2026 financial results: “AmeriServ Financial achieved record quarterly earnings in the second quarter of 2026 due to growth in total revenue and favorable asset quality trends. The increase in total revenue was caused by meaningful improvement in our net interest income for both the second quarter and first six months of 2026 because of effective balance sheet management. Specifically, our net interest margin increased by 24-basis points in the first six months of 2026 leading to a $1.8 million increase in net interest income, which is important since it represents approximately 72% of our total revenue. Improved wealth management fees also contributed to growth in non-interest revenue. Our Company is well positioned for organic growth in the second half of 2026 as we have strong liquidity and solid capital. We will continue to diligently focus on both revenue growth and expense control to further improve the Company’s operating efficiency.”

All second quarter and six months 2026 financial performance metrics within this document are compared to the second quarter and six months of 2025 unless otherwise noted.

Net interest income in the second quarter of 2026 increased by $942,000, or 9.1%, from the prior year's second quarter and, for the first six months of 2026, increased by $1.8 million, or 9.0%, when compared to the first six months of 2025.  The Company’s net interest margin of 3.34% for the second quarter of 2026 and 3.30% for the six months of 2026 represents a 24-basis point improvement for both the quarter and six-month periods.  Along with the sharply improved net interest margin performance, the increase also reflects controlled balance sheet growth, as both total earning assets and total deposits are at higher average levels due to effective balance sheet management. This, combined with effective pricing strategies, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years.  The Federal Reserve’s action to lower short-term interest rates during the latter portion of 2025 favorably impacted total interest-bearing deposits and borrowings costs.  Also, the U.S. Treasury yield curve demonstrating a more traditional steeper upward slope favorably impacted earning asset yields. Management believes the net interest margin will continue to improve through the second half of 2026.  Earnings performance in 2026 was also favorably impacted by a lower provision for credit losses reflecting improvement in the bank’s asset quality.  An increase in non-interest expense for both 2026 time periods was partially offset by improved non-interest income for the same time frames. Overall, the improvement in the Company’s financial performance was caused by increased total revenue and a lower provision for credit losses which more than offset higher non-interest expense resulting in earnings through six months of 2026 exceeding earnings through six months of 2025 by $2.9 million, or 179%.

Total investment securities averaged $295.2 million for the second quarter of 2026, which was $38.7 million, or 15.1%, higher than the $256.4 million average for the second quarter of 2025.  Additionally, overnight short-term investments were higher by $21.1 million in the second quarter of 2026.  Similar trends were noted for the six-month period. These increases reflect a higher level of loan prepayment activity as well as our liquidity position strengthening in the fourth quarter of 2025 and throughout the first half of 2026 due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $42.2 million, or 17.0%, since December 31, 2025.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The higher balances and improved yields for new securities purchases caused interest income from investments to increase by $741,000, or 26.9%, for the second quarter and by $1.3 million, or 25.1%, for the first six months of 2026 compared to the same time periods last year.

Total average loans for the second quarter of 2026 declined from the second quarter of 2025 by $47.2 million, or 4.4%, due to increased loan payoff activity, particularly from the commercial real estate (CRE) portfolio, which exceeded loan originations.  A similar trend was noted for the six-month period as total average loans dropped $42.3 million, or 4.0%. However, total loans continue to be above the $1.0 billion threshold, averaging $1.022 billion for the second quarter of 2026.  Total loan interest income decreased by $331,000, or

2.2%, for the second quarter and by $433,000, or 1.5%, for the first six months of 2026 compared to the same time periods last year.  This decline reflects the lower average loan balance more than offsetting the benefits of a better interest rate environment in 2026, and a portion of CRE loans, that were booked during the COVID pandemic when interest rates were low, repricing upward during the first half of 2026.  Overall, through six months of 2026, the average balance of total interest earning assets increased from last year’s average by $13.7 million, or 1.0%, while total interest income increased by $890,000, or 2.6%, from the first half of 2025 due to the increased revenue contribution from the investment securities portfolio.

On the liability side of the balance sheet, total deposits averaged $1.27 billion for the second quarter of 2026 which was $29.8 million, or 2.4%, higher than the second quarter of 2025 average due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 80.5% in the second quarter of 2026, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense decreased by $532,000, or 7.3%, for the second quarter of 2026 and decreased by $949,000, or 6.6%, for the six months when compared to both time periods of 2025.  Deposit interest expense declined by $549,000, or 4.4%, through the first six months of 2026 despite total average interest-bearing deposits growing by $39.6 million, or 3.8%, compared to the first six months of last year.  The decrease in deposit interest expense reflects management’s effective deposit pricing strategies along with the benefit of the Federal Reserve easing monetary policy during the final four months of 2025.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits) averaged 1.92% for the second quarter of 2026, which is a 15-basis point improvement from the second quarter of 2025.

Total borrowings interest expense decreased by $188,000, or 21.2%, for the second quarter of 2026 and declined by $400,000, or 21.6%, for the first six months when compared to both time periods of 2025. The Company’s utilization of overnight borrowed funds during the first six months of 2026 was lower than it was for the first half of 2025, resulting in the average decreasing by $4.4 million, or 88.5%, due to the higher level of total average deposits. Also, management elected not to replace the majority of maturing Federal Home Loan Bank (FHLB) term advances during the full year of 2025 and did not replace any during the first half of 2026 because of the strength of the Company’s liquidity position. Therefore, the total average balance of advances from the FHLB during the first half of 2026 decreased by $13.0 million, or 24.5%, from the same period of last year. The decrease in borrowings interest expense also reflects the Federal Reserve’s 2025 action to ease monetary policy by 75-basis points which had an immediate and favorable impact on the cost of overnight borrowed funds.

The Company recorded a $294,000 provision for credit losses recovery in the second quarter of 2026 after recording a $3.1 million provision for credit losses in the second quarter of 2025, resulting in a favorable shift of $3.4 million.  For the first six months of 2026, the Company recognized a $77,000 provision for credit losses recovery after recognizing a $3.0 million provision for credit losses in the first six months of 2025, resulting in a net favorable change of $3.1 million. The large provision for credit losses in the second quarter of 2025 was needed to resolve the Company’s largest non-performing loan which also included a related $2.8 million loan charge-off.  The provision recovery in the second quarter of 2026 reflected a continuing favorable trend for historical loss rates along with a softening of reserve requirements due to the contraction in the size of the loan portfolio.

Non-performing assets were relatively stable since December 31, 2025, decreasing by $138,000, or 1.6%, and totaling $8.4 million. Non-performing loans represented 0.76% of total loans on June 30, 2026.  The Company recognized net loan charge-offs of $230,000, or 0.05% of total average loans, in the first six months of 2026 compared to net loan charge-offs of $3.0 million, or 0.56% of total average loans, in the first six months of 2025.  Overall, the Company’s allowance for loan credit losses provided 167% coverage of non-performing loans and represented 1.27% of total loans at June 30, 2026.

Total non-interest income in the second quarter of 2026 increased by $471,000, or 11.5%, from the prior year's second quarter and increased by $317,000, or 3.9%, in the first half of 2026 when compared to the first half of 2025.  The increase in both time periods was due to higher levels of wealth management fees and bank owned life insurance (BOLI) revenue.  Wealth management fees increased by $312,000, or 11.2%, for the second quarter and by $308,000, or 5.5%, for the six months due to market appreciation of customer assets as the equity markets moved to record levels in the second quarter of 2026.  Overall, the fair market value of wealth management assets totaled $2.8 billion at June 30, 2026, and increased by $75 million, or 2.8%, since December 31, 2025.  BOLI revenue increased by $118,000 in the second quarter of 2026 and by $92,000 for the six-month period due to the receipt of a larger death claim in 2026.

Total non-interest expense in the second quarter of 2026 increased by $1.1 million, or 9.3%, when compared to the second quarter of 2025 and increased by $1.7 million, or 7.2%, during the first half of 2026 when compared to the first half of 2025.  Professional fees increased by $520,000, or 57.6%, for the second quarter and by $1.0 million, or 63.0%, for the six months due to additional expenses related to expanded consulting services provided to the Company by SB Value Partners in accordance with the amended and restated consulting agreement. Salaries and employee benefits increased by $336,000, or 4.7%, for the second quarter and $338,000, or 2.4%, for the six months due primarily to annual salary increases. Other expenses increased by $126,000, or 10.6%, for the second quarter and

$234,000, or 10.1%, for the six months due to the bank having to recognize additional workout expenses related to a loan relationship secured by an owner-occupied CRE property.

The Company recorded income tax expense of $1.1 million in the first half of 2026, or an effective tax rate of 19.3%, which compares to income tax expense of $408,000, or an effective tax rate of 20.1%, in the first half of 2025.

The Company had total assets of $1.46 billion, shareholders' equity of $123.1 million, a book value of $7.26 per common share and a tangible book value of $6.45(1) per common share on June 30, 2026.  Book value per common share increased by $0.55, or 8.2%, and tangible book value per common share also increased by $0.56, or 9.5%, over the past 12 months. The Company and Bank continued to maintain a strong capital position that exceeds the regulatory defined well-capitalized status as of June 30, 2026.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable August 17, 2026, to shareholders of record on August 3, 2026. This cash dividend represents a 3.1% annualized yield using the July 17, 2026, closing stock price of $3.90 and a 22.2% payout ratio based upon 2026 year to date earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform, including risks and unanticipated costs related to a core system migration; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers’ expectations for convenience and security; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2026

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2026

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,794	$2,738	$4,532

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.50%	0.75%	0.63%
Return on average equity	6.03	9.12	7.58
Return on average tangible common equity (1)	6.80	10.29	8.55
Net interest margin	3.26	3.34	3.30
Net charge-offs as a percentage of average loans	0.08	0.01	0.05
Efficiency ratio (3)	83.26	80.22	81.68

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.16	$0.27
Average number of common shares outstanding	16,927	16,964	16,946
Diluted	$0.11	$0.16	$0.27
Average number of common shares outstanding	16,928	16,966	16,947
Cash dividends paid per share	$0.03	$0.03	$0.06

2025

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908	$(282)	$1,626

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	(0.08)%	0.23%
Return on average equity	7.12	(1.02)	2.99
Return on average tangible common equity (1)	8.14	(1.16)	3.41
Net interest margin	3.01	3.10	3.06
Net charge-offs as a percentage of average loans	0.02	1.09	0.56
Efficiency ratio (3)	83.67	80.73	82.18

EARNINGS PER COMMON SHARE:
Basic	$0.12	$(0.02)	$0.10
Average number of common shares outstanding	16,519	16,519	16,519
Diluted	$0.12	$(0.02)	$0.10
Average number of common shares outstanding	16,519	16,519	16,519
Cash dividends paid per share	$0.03	$0.03	$0.06

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2026

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,472,654	$1,460,481
Short-term investments/overnight funds	41,039	14,188
Investment securities, net of allowance for credit losses - securities	263,085	290,636
Trading securities	7,164	8,588
Total loans and loans held for sale, net of unearned income	1,031,482	1,014,112
Allowance for credit losses - loans	13,206	12,896
Intangible assets	13,662	13,658
Deposits	1,269,950	1,259,665
Short-term and FHLB borrowings	40,895	36,195
Subordinated debt, net	26,778	26,788
Shareholders’ equity	120,703	123,084
Non-performing assets	8,722	8,380
Tangible common equity ratio (1)	7.34%	7.56%
Community bank leverage ratio – AmeriServ Financial Bank	9.45	9.46
PER COMMON SHARE:
Book value	$7.12	$7.26
Tangible book value (1)	6.31	6.45
Market value (2)	3.62	3.88
Wealth management assets – fair market value (4)	$2,613,708	$2,756,776

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	299	297
Branch locations	16	16
Common shares outstanding	16,964,267	16,964,267

2025

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524	$1,448,733	$1,461,494	$1,453,813
Short-term investments/overnight funds	3,865	4,805	39,098	39,418
Investment securities, net of allowance for credit losses - securities	231,454	237,320	236,740	248,484
Trading securities	0	4,205	4,462	7,253
Total loans and loans held for sale, net of unearned income	1,062,326	1,069,220	1,055,683	1,032,968
Allowance for credit losses - loans	13,812	14,060	14,408	13,128
Intangible assets	13,682	13,677	13,672	13,667
Deposits	1,216,838	1,244,533	1,258,588	1,248,128
Short-term and FHLB borrowings	63,121	51,611	48,023	44,615
Subordinated debt, net	26,736	26,747	26,757	26,767
Shareholders’ equity	110,759	110,921	114,575	119,312
Non-performing assets	14,971	16,419	14,953	8,518
Tangible common equity ratio (1)	6.85%	6.78%	6.97%	7.34%
Community bank leverage ratio – AmeriServ Financial Bank	9.20	9.12	9.26	9.32
PER COMMON SHARE:
Book value	$6.70	$6.71	$6.94	$7.22
Tangible book value (1)	5.88	5.89	6.11	6.39
Market value (2)	2.43	3.04	2.90	3.19
Wealth management assets – fair market value (4)	$2,486,920	$2,583,839	$2,661,214	$2,681,678

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298	309	306	298
Branch locations	16	16	16	16
Common shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2026

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$14,406	$14,601	$29,007
Interest on investments	3,096	3,498	6,594
Total Interest Income	17,502	18,099	35,601

INTEREST EXPENSE
Deposits	5,919	6,064	11,983
All borrowings	755	699	1,454
Total Interest Expense	6,674	6,763	13,437

NET INTEREST INCOME	10,828	11,336	22,164
Provision (recovery) for credit losses	217	(294)	(77)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,611	11,630	22,241

NON-INTEREST INCOME
Wealth management fees	2,860	3,094	5,954
Service charges on deposit accounts	302	275	577
Mortgage banking revenue	50	59	109
(Loss) gain on trading securities	(63)	60	(3)
Bank owned life insurance	238	362	600
Other income	580	717	1,297
Total Non-Interest Income	3,967	4,567	8,534

NON-INTEREST EXPENSE
Salaries and employee benefits	7,225	7,412	14,637
Net occupancy expense	843	789	1,632
Equipment expense	408	435	843
Professional fees	1,165	1,423	2,588
Data processing and IT expense	1,267	1,230	2,497
FDIC deposit insurance expense	210	196	406
Other expense	1,240	1,313	2,553
Total Non-Interest Expense	12,358	12,798	25,156

PRETAX INCOME (LOSS)	2,220	3,399	5,619
Income tax expense (benefit)	426	661	1,087
NET INCOME (LOSS)	$1,794	$2,738	$4,532

2025

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$14,508	$14,932	$29,440
Interest on investments	2,514	2,757	5,271
Total Interest Income	17,022	17,689	34,711

INTEREST EXPENSE
Deposits	6,124	6,408	12,532
All borrowings	967	887	1,854
Total Interest Expense	7,091	7,295	14,386

NET INTEREST INCOME	9,931	10,394	20,325
Provision (recovery) for credit losses	(97)	3,133	3,036
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,028	7,261	17,289

NON-INTEREST INCOME
Wealth management fees	2,864	2,782	5,646
Service charges on deposit accounts	306	301	607
Mortgage banking revenue	28	58	86
(Loss) gain on trading securities	0	35	35
Bank owned life insurance	264	244	508
Other income	659	676	1,335
Total Non-Interest Income	4,121	4,096	8,217

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223	7,076	14,299
Net occupancy expense	841	746	1,587
Equipment expense	390	404	794
Professional fees	685	903	1,588
Data processing and IT expense	1,252	1,153	2,405
FDIC deposit insurance expense	240	240	480
Other expense	1,132	1,187	2,319
Total Non-Interest Expense	11,763	11,709	23,472

PRETAX INCOME (LOSS)	2,386	(352)	2,034
Income tax expense (benefit)	478	(70)	408
NET INCOME (LOSS)	$1,908	$(282)	$1,626

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2026		2025
	2QTR	SIX MONTHS	2QTR	SIX MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,022,054	$1,024,595	$1,069,207	$1,066,931
Short-term investments and bank deposits	31,469	30,165	10,349	11,085
Investment securities	295,151	283,422	256,436	251,587
Trading securities	8,128	7,687	5,040	2,534
Total interest earning assets	1,356,802	1,345,869	1,341,032	1,332,137

Non-interest earning assets:
Cash and due from banks	13,495	13,733	15,431	15,599
Premises and equipment	17,232	17,315	17,648	17,822
Other assets	93,806	94,350	88,637	88,860
Allowance for credit losses	(13,594)	(13,516)	(15,007)	(14,745)
Total assets	$1,467,741	$1,457,751	$1,447,741	$1,439,673

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$336,953	$330,501	$322,136	$331,819
Savings	125,239	124,645	123,078	122,106
Money market	271,584	261,318	245,971	241,888
Other time	369,282	373,214	371,801	354,249
Total interest bearing deposits	1,103,058	1,089,678	1,062,986	1,050,062
Borrowings:
Short-term borrowings	306	577	3,604	5,005
Advances from Federal Home Loan Bank	37,146	39,907	50,899	52,891
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	3,778	3,823	4,137	4,172
Total interest bearing liabilities	1,171,288	1,160,985	1,148,626	1,139,130

Non-interest bearing liabilities:
Demand deposits	167,043	166,573	177,337	179,053
Other liabilities	9,048	9,675	10,839	11,661
Shareholders’ equity	120,362	120,518	110,939	109,829
Total liabilities and shareholders’ equity	$1,467,741	$1,457,751	$1,447,741	$1,439,673

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2026

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance at December 31, 2025	$270	$(84,791)	$147,070	$64,112	$(7,349)	$119,312
Net income	0	0	0	1,794	0	1,794
Exercise of stock options and stock option expense	0	0	27	0	0	27
Adjustment for defined benefit pension plan	0	0	0	0	346	346
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(1,039)	(1,039)
Market value adjustment for interest rate hedge	0	0	0	0	64	64
Common stock issued	2	0	705	0	0	707
Common stock cash dividend	0	0	0	(508)	0	(508)
Balance at March 31, 2026	$272	$(84,791)	$147,802	$65,398	$(7,978)	$120,703
Net income	0	0	0	2,738	0	2,738
Adjustment for unrealized gain on available for sale securities	0	0	0	0	137	137
Market value adjustment for interest rate hedge	0	0	0	0	16	16
Common stock cash dividend	0	0	0	(510)	0	(510)
Balance at June 30, 2026	$272	$(84,791)	$147,802	$67,626	$(7,825)	$123,084

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759
Net loss	0	0	0	(282)	0	(282)
Adjustment for unrealized gain on available for sale securities	0	0	0	0	901	901
Market value adjustment for interest rate hedge	0	0	0	0	38	38
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at June 30, 2025	$268	$(84,791)	$146,372	$61,117	$(12,045)	$110,921
Net income	0	0	0	2,544	0	2,544
Adjustment for unrealized gain on available for sale securities	0	0	0	0	1,610	1,610
Market value adjustment for interest rate hedge	0	0	0	0	(5)	(5)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2025	$268	$(84,791)	$146,372	$63,166	$(10,440)	$114,575
Net income	0	0	0	1,442	0	1,442
Exercise of stock options and stock option expense	0	0	9	0	0	9
Common stock issuable	2	0	689	0	0	691
Adjustment for defined benefit pension plan	0	0	0	0	2,215	2,215
Adjustment for unrealized gain on available for sale securities	0	0	0	0	843	843
Market value adjustment for interest rate hedge	0	0	0	0	33	33
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2025	$270	$(84,791)	$147,070	$64,112	$(7,349)	$119,312

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except share, per share, and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2026

	1QTR	2QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,794	$2,738	$4,532

Average shareholders’ equity	120,676	120,362	120,518
Less: Average intangible assets	13,664	13,659	13,662
Average tangible common equity	107,012	106,703	106,856

Return on average tangible common equity (annualized)	6.80%	10.29%	8.55%

	1QTR	2QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$120,703	$123,084
Less: Intangible assets	13,662	13,658
Tangible common equity	107,041	109,426

TANGIBLE ASSETS
Total assets	1,472,654	1,460,481
Less: Intangible assets	13,662	13,658
Tangible assets	1,458,992	1,446,823

Tangible common equity ratio	7.34%	7.56%

Total shares outstanding	16,964,267	16,964,267

Tangible book value per share	$6.31	$6.45

2025

	1QTR	2QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908	$(282)	$1,626

Average shareholders’ equity	108,706	110,939	109,829
Less: Average intangible assets	13,684	13,679	13,682
Average tangible common equity	95,022	97,260	96,147

Return on average tangible common equity (annualized)	8.14%	(1.16)%	3.41%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759	$110,921	$114,575	$119,312
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible common equity	97,077	97,244	100,903	105,645

TANGIBLE ASSETS
Total assets	1,431,524	1,448,733	1,461,494	1,453,813
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible assets	1,417,842	1,435,056	1,447,822	1,440,146

Tangible common equity ratio	6.85%	6.78%	6.97%	7.34%

Total shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

Tangible book value per share	$5.88	$5.89	$6.11	$6.39